BY-LAWS
                     OF
             HIGH CLIMBERS, INC.

                  ARTICLE I

          Share Certificates and Transfer

               Section 1.     Certificates.

               Certificates representing the shares of capital stock of this Corporation shall be printed or engraved in such form and contain such recitals, signatures and seals as required by law, or to the extent not in conflict therewith, as may be determined by the Board of Directors. Every Shareholder shall be entitled to receive a certificate representing the number of shares owned once such shares are fully paid.

               Section 2.     Transfer.

               Upon surrender to the secretary or transfer agent of the Corporation of a certificate representing a share or shares of its stock, duly endorsed or accompanied by evidence of succession, assignment or authority to transfer reasonably satisfactory to the Secretary or transfer agent, as well as all necessary Florida stock transfer tax stamps or the funds therefor and evidence of compliant with any conditions or restrictions set forth or referred to on the certificate, the Corporation shall be required to issue a new certi-ficate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

               Section 3.     Issuance of Substitute Certificates.

               A new certificate may be issued in lieu of any certificate previously issued which has been defaced or mutilated, upon sur-render or cancellation of a part of the old certificate sufficient, in the opinion of the Treasurer, to protect the Corporation against loss or liability. A new certificate may also be issued in lieu of any certificate then not in the possession of the holder of record if such holder shall by written affirmation, under oath, state the circumstances of its absence, and shall, if required by the Board, provide the Corporation with an indemnity bond in form and with one or more sureties satisfactory to the Board, in at least double the value of the shares represented by the absent certificate and satisfy any other reasonable requirements which it may impose.

                 ARTICLE II

          Corporate Records and Seal; Authority to Act

               Section 1.     Records.

               The Corporation shall maintain at its principal place of business accurate and complete records of its operations and properties, including a record of its Shareholders and minutes of the proceedings of its Shareholders, Board of Directors and Board committees. Unless modified by Shareholder resolution adopted not later than four months following the close of each of the Corporation's operational years, the Corporation shall prepare within a reasonable time following the close of each such year and maintain at its principal place of business, as well as at its registered office, financial records which shall include a statement of financial position as of the end of each such year and statement of profit earned or loss incurred therein.

               Section 2.     Inspection.

               All records required by the Florida Business Corporation
          Act to be maintained b the Corporation shall be open for inspection by the individuals and in the manner specified in such Act as the same may be in effect from time to time.

               Section 3.     Closing Shareholder Record Book.

               The Board may close the Shareholder record book for a period of not more than 30 nor less than ten days preceding any Shareholder meeting or the day fixed for the payment of a dividend, and upon its failure to do so the Shareholder record date for either purpose shall be 14 days preceding the event.

               Section 4.     Seal.

               The Corporation shall own a corporate seal which shall be circular in form and have inscribed thereon its name and the date and state of its incorporation.

               Section 5.     Contracts.

               The Board of Directors may by resolution authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and such authority may be general or confined to specific instances; but absent the grant of such authority no individual, other than the President, shall have power to bind the Corporation under any contract, pledge its credit or render it liable for any purpose or in any amount.

               Section 6.     Checks and Drafts.

               All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined by resolution of the Board of Directors.

                 ARTICLE III

          Shareholder Meetings and Voting Rights

               Section 1.     Annual Meeting.

               The annual meeting of the Shareholders of the Corporation shall be held on the first Tuesday of the fourth month following the close of the Corporation's operational year. If that day is a legal holiday, the annual meeting will be held on the first day thereafter that is not a legal holiday. At the annual meeting the Shareholders, by vote of the holders of a majority of the shares represented, shall elect a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as is properly brought before the meeting.

               Section 2.     Special Meetings.

               Special Shareholder meetings shall be held upon the direction of the President or Board of Directors or upon the written request of the holders of not less than ten percent of all shares entitled to vote.

               Section 3.     Place of Meeting.

               All Shareholder meetings shall be held at the principal office of the Corporation unless an alternate location shall be selected by the Board and communicated to the Shareholders by written notice.
          The holders of a majority of shares of the Corporation's outstanding voting stock shall have the right to reject such alternative location by filing written notice to that effect with the Secretary not less than two days prior to the called date of the meeting.

               Section 4.     Notice.

               Written notice stating the place, day and hour of each Shareholder meeting and, in the case of a special meeting, the nature of the business to be transacted shall be delivered to each Shareholder of record entitled to vote not less than ten days prior to the date of such meeting and otherwise in the manner specified in the Florida Business Corporation Act. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting; otherwise no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by way of an announcement made at the meeting at which such adjournment is taken.

               Section 5.     Voting List.

               Unless the Corporation has fewer than six Shareholders, as of the date fixed in accordance with the provisions of Article II,
          Section 3, the officer or agent having charge of the Shareholder record books shall prepare a list of the Shareholders entitled to vote at each Shareholder meeting or any adjournment thereof, including the address of and the number and class and series, if any, of shares held by each. For a period of ten days prior to the meeting, such list shall be kept at the Corporation's principal place of business where any Shareholder shall be entitled to inspect it during usual business hours. The list shall also be made available and subject to inspection by any Shareholder at any time during the subject meeting.

               Section 6.     Substance of Meeting.

               Any questions may be considered and acted upon at an annual meeting, but no question not stated in the call for a special meeting shall be acted upon thereat unless the provisions of Article III, Section 9 or Article VI, Section 3 are complied with.

               Section 7.     Shareholders' Quorum and Voting Rights.

               The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders, unless otherwise provided by law, but a lesser interest may adjourn any meeting from time to time until the requisite amount of voting shares shall be present.

               Each outstanding share of the Corporation's capital stock shall entitle the holder of record to one vote. An affirmative vote of a majority of the shares represented at each meeting shall decide any question brought before it, unless the question is one upon which, by express provision of law, the Corporation's Articles of Incorporation or these By-Laws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

               Section 8.     Proxies.

               Every Shareholder entitled to vote, or to express consent to or dissent from proposed corporation action, may do so either in person or by written proxy duly executed and filed with the Secre-tary of the Corporation. If a proxy is executed, its use shall be controlled by the provisions of the Florida Business Corporation Act.

               Section 9.     Action By Shareholders Without a Meeting.

               Any action required or allowed to be taken at a meeting of Shareholders may be taken without a meeting, prior notice or vote, if a written consent, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the written consent specified in the Florida Business Corporation Act shall be obtained and furnished to all non-consenting Shareholders.

                 ARTICLE IV

             Board of Directors

               Section 1.     Power and Responsibility.

               Subject to the limitations imposed by the Articles of Incorporation, these By-Laws or the Florida Business Corporation Act, all corporate powers and responsibilities shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

               Section 2.     Number.

               The number of directors which shall constitute the entire
          Board of Directors shall be not less than one nor more than seven. Within these limits the actual number constituting the entire Board shall be that fixed from time to time by Board resolution, and until such time as the Board determines otherwise, the number of directors shall be two. No reduction in the number of Directors shall have the effect of removing any director prior to the expiration of his term of office.

               Section 3.     Election and Term.

               At the first annual Shareholder meeting and at each annual meeting thereafter the Shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

               Section 4.     Vacancy.

               Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of all remaining directors, even if less than a quorum, and a director so chosen shall hold office only until the next election of directors by the Shareholders. The Shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect additional directors at a meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

               Section 5.     Removal.

               At a meting of Shareholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

               Section 6.     Presumption of Assent.

               A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

               Section 7.     Quorum and Voting.

               A majority of the number of directors fixed in the manner prescribed in Article IV, Section 2 of these By-Laws shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any meeting at which there is a quorum, when legally assembled, shall be a valid corporate action.

               Section 8.     Director Conflicts of Interests.

               The legal effectiveness or enforceability of any contract or other transaction authorized by the Corporation's Board, any committee thereof or its Shareholders which may present a conflict of interest as contemplated by the Florida Business Corporation Act shall be determined by the provisions thereof. Directors whose relationship with another person or entity is the source of such potential conflict of interest may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorized, approves or ratifies such contract or transaction.

               Section 9.     Executive and Other Committees.

               (a)  By resolution adopted by a majority of the entire
          Board of Directors, there may be designated from among its members an executive committee and other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except with respect to those matters which by law are precluded from being delegated to a committee.

               (b) Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes and report the same to the Board. The Board may designate one or more directors as alternate members of any committee. In the absence or upon the disqualification of a member of a committee, if no alternate member has been designated by the Board, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

               (c) A majority of all members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.
          Each committee shall adopt whatever other rules of procedure it determines appropriate for the conduct of its activities.

               Section 10.    Place of Meeting.

               Meetings of the Board of Directors may be held at any location specified in the call of the meeting or as agreed to by the directors.

               Section 11.    Time, Notice and call of Meetings.

               (a)  Annual Meeting.  Promptly following the
          adjournment of each annual Shareholder meeting, the Board of Directors elected thereat shall, without notice, convene an annual meeting an organize by the election of a Chairman who shall preside over its further conduct.

               (b) Regular Meeting. Regular meetings of the Board may be held during each annual period in accordance with such schedule as may be agreed to by the Board at its annual meeting. No notice need be given of such regular meetings.

               (c)  Special Meetings.   Special meetings of the Board
          shall be held from time to time upon call issued by the Chairman of the Board, any two directors, or the President or Vice-President of the Corporation. Written notice of the time and place of each spe-cial meeting shall be delivered personally to all directors or sent to each by telegram or letter, charges prepaid, addressed to him at his address shown on the records of the Corporation or as otherwise actually known by the Secretary. If notice is mailed or telegraphed, it shall constitute sufficient notice if it is delivered to the above address not less than 24 hours prior to the time of the holding of the meeting.

               (d)  Adjournment.   A majority of the directors present,
          whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of the time and place of holding such adjourned meeting need not be given if they are fixed at the meeting adjourned and while a quorum is present; otherwise, notice shall be given to all directors in the manner directed in subsection (c) above.

               Section 12.    Action Without a Meeting.

               Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting if all members shall individually or collectively consent in writing to such action. Such written consent shall be filed in the minutes of the proceedings of the Board or committee and shall have the same effect as a unanimous vote in favor of the action consented to.

                  ARTICLE V

                  Officers

               Section 1.     Composition and Term.

               The officers of the Corporation shall consist of a President, Vice-President, Secretary,
          Treasurer and such other officers with such titles, duties and powers as may be prescribed by the Board of Directors. All officers shall be elected by and serve at the pleasure of the Board.

               Section 2.     Election.

               At their annual meeting the Directors shall elect officers of the Corporation, any of whom may but need not be members of the Board. Any two or more of such officers may be held by the same individual.

               Section 3.     Resignation or Removal.

               Any officer may resign by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect upon receipt of the notice, or at any later time specified therein (subject to the Board's right of removal), and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               Section 4.     Vacancy.

               A vacancy in any office shall be filled by action of the Board, and its appointee shall hold office for the unexpired term or until his successor is elected and qualified.

               Section 5.     President.

               The President shall be the principal executive officer of the Corporation, and, subject to the control of the Board, shall generally supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors. He shall be an ex-officio member of all committees appointed by the Board, and shall have the general powers and duties customarily performed and exercised by the chief executive officer of any Corporation for profit organized under the laws of Florida, as well as such additional powers or duties as may be prescribed by these By-Laws or the Board.

               Section 6.     Vice-President.

               In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall be vested with the powers and duties of the President. Any Vice-President may sign, with the Secretary, share certificates issued by the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or President.

               Section 7.     Secretary.

               The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors and Shareholders may designate, a current Shareholder record book, showing the name of all Shareholders and their addresses; and a record of all meetings conducted by the Shareholders, Directors or Director Committees, which latter record shall include the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings thereof.

               The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a Shareholder record, or a duplicate Shareholder record, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and dare of cancellation of every certificate surrendered for cancellation.

               The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given, an he shall keep the seal of the Corporation an affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

               Section 8.     Treasurer.

               The Treasurer shall have custody of all corporate funds, securities, valuable papers and financial records; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of Shareholders and at such other times as requested by the Board or President; and shall per-form such other duties as may be prescribed by the Board or President.

               Section 9.     Assistant.

               Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these By-Laws or as directed by the Board of Directors, and shall perform such other duties as may be prescribed by the Board or President.

                 ARTICLE VI

                Miscellaneous

               Section 1.     Parliamentary Procedure.

               When not in conflict with these By-Laws, Roberts Rules of Parliamentary Procedure shall establish the rules at all Shareholder and director meetings.

               Section 2.     Fiscal Year.

               The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

               Section 3.     Consent to Meeting.

               The transactions approved at any meeting of Shareholders or the Board of Directors, however called and noticed, shall be as valid as though acted upon at a meeting duly held after regular call and notice, if a quorum is present (either in person or by proxy in the case of a Shareholder meeting) and if, either before or after the meeting, each of the Shareholders entitled to vote or directors, as the case may be, not present (or represented by proxy in the case of Shareholder meeting) signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Personal representatives, trustees and other fiduciaries entitled to vote shares may sign such waivers, consents or approvals.

               Section 4.     Amendment and Repeal of By-Laws.

               (a) By Shareholders. New By-Laws may be adopted or these By-Laws may be repealed or amended at the annual or any other meeting of Shareholders called for that purpose, by a vote of Shareholders entitled to exercise a majority of the voting power of the Corporation, or by the written assent of such Shareholders.

               (b) By Board of Directors. Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in this section, the Board of Directors may adopt, amend or repeal any of these By-Laws including the By-Law or amendment thereof changing the authorized number of directors.

               (c) Record of Amendments. Whenever an amendment to or repeal of any existing By-Law is adopted, or an additional By-Law provision is approved, a replacement page containing such new material and noting the date and manner of its adoption shall be inserted in the original By-Laws, in the appropriate place.